UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 4, 2007

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

     On March 30, 2007, Equity One, Inc. entered into an amendment to its $275 million unsecured revolving credit agreement (“Credit Agreement”) with a syndicate of banks for which Wells Fargo Bank, National Association is the sole lead arranger and administrative agent. The amendment modifies certain covenants of the facility, including the capitalization rate to be used in determining Asset Value and Operating Property Value, the period of time during which newly acquired properties are valued at purchase price in determining Gross Asset Value and Pool Value, and the limitation on dividends and other Restricted Payments (as such terms are defined in the Credit Agreement). The amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference in its entirety.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits:

(a)   Financial Statements of Business Acquired.

  Not applicable

(b)  Pro Forma Financial Information.

  Not applicable

(c)  Exhibits

10.1 Amendment No. 1 to Credit Agreement, dated March 30, 2007, between Equity One, Inc. and Wells
Fargo Bank, N.A. as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         EQUITY ONE, INC.

Date:  April 4, 2007                                                                              By:_/s/ Gregory R. Andrews
        Gregory R. Andrews
        Chief Financial Officer